Exhibit 99.2
Condensed Financial Statements
LipoSonix, Inc.
June 30, 2008

LipoSonix, Inc.
Index
Contents
Condensed Financial Statements (unaudited)

Balance Sheets as of June 30, 2008 (unaudited) and December 31, 2007	1
Unaudited Statements of Operations for the six months ended June 30, 2008 and 2007	2
Unaudited Statements of Cash Flows for the six months ended June 30, 2008 and 2007	3
Notes to Unaudited Condensed Financial Statements	4

LipoSonix, Inc.
Balance Sheets

	June 30,	December 31,
	2008	2007

	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$195,601	$5,956,852
Accounts receivable	505,061	—
Inventory	850,982	79,148
Prepaid expenses and other current assets	353,283	181,009
Restricted cash	1,342,279	—

Total current assets	3,247,206	6,217,009

Property and equipment, net	652,329	738,227
Restricted certificate of deposit	175,000	175,000
Other assets	5,550	9,053

Total assets	$4,080,085	$7,139,289

Liabilities, redeemable convertible preferred stock, and stockholders’ deficit
Current liabilities:
Accounts payable	$607,999	$774,328
Accrued liabilities	3,099,334	551,902
Deferred liabilities	363,897	211,933
Current portion of long-term debt	7,739,319	6,006,415

Total current liabilities	11,810,549	7,544,578

Long-term debt	1,097,381	2,318,857
Preferred stock warrant liability	2,463,023	986,614

Redeemable convertible preferred stock:
Series A redeemable convertible preferred stock	1,399,999	1,399,999
Series B redeemable convertible preferred stock	9,935,005	9,935,005
Series B-2 redeemable convertible preferred stock	1,000,001	1,000,001
Series C redeemable convertible preferred stock	27,000,000	27,000,000

Stockholders’ deficit
Preferred stock, $0.0001 par value, 20,830,520 shares authorized:
20,830,520 shares designated and 20,222,865 issued and outstanding:
Series A redeemable convertible preferred stock, 1,573,033 shares designated, issued, and outstanding at June 30, 2008 and December 31, 2007; liquidation preference of $1,399,999 at June 30, 2008	—	—
Series B redeemable convertible preferred stock, 7,324,104 shares designated, 7,147,485 issued and outstanding at June 30, 2008 and December 31, 2007; liquidation preference of $9,935,005 at June 30, 2008	—	—
Series B-2 redeemable convertible preferred stock, 574,713 shares designated, issued and outstanding at June 30, 2008 and December 31, 2007; liquidation preference of $1,000,001 at June 30, 2008	—	—
Series C redeemable convertible preferred stock, 11,358,670 shares designated, 10,927,634 issued and outstanding at June 30, 2008 and December 31, 2007; liquidation preference of $27,000,000 at June 30, 2008	—	—
Common stock, $0.0001 par value; 28,876,120 shares authorized; 4,388,964 and 4,226,000 shares issued and outstanding at June 30, 2008 and December 31, 2007, respectively	435	420
Additional paid-in capital	565,850	(38,015)
Accumulated deficit	(51,192,158)	(43,008,170)

Total stockholders’ deficit	(50,625,873)	(43,045,765)

Total liabilities, redeemable convertible preferred stock, and stockholders’ deficit	$4,080,085	$7,139,289

See accompanying notes to condensed financial statements.

LipoSonix, Inc.
Statements of Operations

	Six Months Ended June 30,
	2008	2007

	(unaudited)
Revenue	$822,500	$—
Cost of goods sold	643,834	—

Gross margin	178,666	—

Operating expenses:
Research and development	3,396,014	3,749,749
General and administrative	2,279,190	656,003
Selling and marketing	565,315	93,662

Total costs and expenses	6,240,519	4,499,414

Operating loss	(6,061,853)	(4,499,414)

Interest income	34,466	278,285
Interest expense	(910,129)	(321,230)
Change in fair value of warrants	(1,149,015)	—
Other (expense) / income	(97,457)	4,000

Net loss	$(8,183,988)	$(4,538,359)

See accompanying notes to condensed financial statements.

LipoSonix, Inc.
Statements of Cash Flows

	Six Months Ended June 30,
	2008	2007

	(unaudited)
Operating activities
Net loss	$(8,183,988)	$(4,538,359)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	169,054	167,092
Stock-based compensation	95,055	8,167
Nonemployee stock-based compensation	468,215	6,150
Accretion of debt discount	477,707	20,000
Remeasurement of preferred stock warrant values	1,149,015	—
Amortization of investments	—	(79,736)
Loss on disposal of fixed assets	5,733	—
Changes in operating assets and liabilities:
Accounts receivable	(505,061)	—
Inventory	(771,833)	—
Prepaid expenses and other assets	(168,770)	(75,662)
Restricted cash	(1,342,279)	—
Restricted certificate of deposit	—	(175,000)
Accounts payable	(166,329)	119,970
Accrued liabilities	2,547,432	170,268
Deferred liabilities	151,964	(200,753)

Net cash used in operating activities	(6,074,085)	(4,577,863)

Investing activities
Purchase of investment securities	—	(3,696,918)
Proceeds from sales and maturities of investment securities	—	6,000,000
Purchases of equipment	(88,889)	(32,199)

Net cash (used in) provided by investing activities	(88,889)	2,270,883

Financing activities
Proceeds from debt financing	1,500,000	—
Principal repayment of debt	(1,138,886)	(224,993)
Repurchases of common stock	—	(3,176)
Proceeds from the exercise of common stock options	40,609	17,586

Net cash provided by (used in) financing activities	401,723	(210,583)

Net decrease in cash and cash equivalents	(5,761,251)	(2,517,563)
Cash and cash equivalents at beginning of period	5,956,852	10,161,171

Cash and cash equivalents at end of period	$195,601	$7,643,608

Supplemental disclosure of cash flow information
Cash paid during year for interest	$211,075	$250,000

Supplemental disclosure of noncash investing and financing activity
Issuance of warrants in relation to debt financing	$327,394	$—

See accompanying notes to condensed financial statements.

LipoSonix, Inc.
Notes to Condensed Financial Statements
June 30, 2008
(unaudited)
1. Operations and Basis of Presentation
Operations
LipoSonix, Inc. (previously named Innovation I Corporation and QuickClinics, Inc.) (the Company) was incorporated on July 26, 1999 in the state of Delaware. The Company commenced operations on December 13, 2000 with the issuance of common stock to its founders. The Company focuses on the development of a medical device intended to ablate fat noninvasively through high-intensity-focused ultrasound.
The Company’s operations in prior periods were focused on obtaining capital, conducting research and development, clinical studies and trials, setting up manufacturing operations, and conducting initial market studies and, therefore, were those of a development stage enterprise. The Company has demonstrated its ability to earn revenue in 2008 and no longer considers itself a development stage enterprise.
Liquidity
The Company has incurred operating losses and negative operating cash flows since inception. At June 30, 2008, the Company had a working capital deficit of $8.6 million and an accumulated deficit of $51.2 million.  Based on the Company’s operating plan, its working capital is not sufficient to meet the cash requirements to fund the Company’s planned operating expenses, capital expenditures, and working capital requirements through June 30, 2009 without additional sources of cash and or the deferral, reduction or elimination of significant planned expenditures. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  This basis of accounting contemplates the recovery of the Company’s assets and the satisfaction of liabilities in the normal course of business.
The Company was acquired by Medicis Pharmaceutical Corporation on July 1, 2008. See Note 6 for further information.

LipoSonix, Inc.
Notes to Condensed Financial Statements (continued)
2. Summary of Significant Accounting Policies
Basis of Presentation
The unaudited condensed financial statements presented herein have been prepared in accordance with generally accepted accounting principles for interim financial reporting in the United States. Accordingly, they do not include all information and footnotes required by generally accepted accounting principles in the United States for complete financial statements. In management’s opinion, the financial statements include all adjustments, consisting of normal recurring adjustments, which are considered necessary for a fair presentation of the Company’s financial position, results of operations and cash flows for interim periods.
Operating results for the six months ended June 30, 2008 are not necessarily indicative of the results that may be expected for the year ended December 31, 2008. For a better understanding of the Company and its financial statements, the Company recommends reading these unaudited financial statements and notes in conjunction with the audited financial statements and notes to those financial statements for the year ended December 31, 2007.
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates, and such differences may be material to the financial statements.
Inventory
Inventory consists of raw materials, work-in-process and finished goods on-hand and capitalized labor and overhead costs. Inventory is stated at the lower of cost or market, cost determined by the first-in first-out (FIFO) method.
Inventory consists of the following:

	(unaudited)
	June 30,	December 31,
	2008	2007

Raw materials	$567,665	$79,148
Work-in-process	240,467	—
Finished goods	42,850	—

Total inventory	$850,982	$79,148

LipoSonix, Inc.
Notes to Condensed Financial Statements (continued)
Accrued Liabilities
Accrued liabilities consist of the following:

	(unaudited)
	June 30,	December 31,
	2008	2007

Funds received for contingent exercise	$1,342,279	$—
State taxes	146,376	150,823
Payroll related	218,544	162,536
Clinical related	134,000	76,500
Professional services	660,283	62,053
Accrued interest	369,000	—
Other	228,852	99,990

	$3,099,334	$551,902

Funds received for contingent exercise represent cash that was received from warrant and option holders who elected to exercise their warrants and options contingent upon the closing of the acquisition discussed in Note 6.
Warranty Reserve
The Company provides a 15 month limited warranty (“warranty”) on its product sales to distributors and a 12 month limited warranty on its retail (end customer) product sales. Spare parts have a 90 day or remainder of the original warranty period, whichever is greater, warranty period. In all cases, the warranty period starts upon shipment from the Company’s facility. Under the warranty terms, covered products will be free from defect and will operate in all material respects in accordance with the functional specifications published.
In order to calculate the warranty reserve, the Company estimates the future service cost and number of service events based on historical data and management’s judgment in lieu of adequate history. This rate is then applied to the installed base to determine the level of warranty reserve needed. Any increase or decrease in the warranty reserve is recorded as a cost of sale in the period of the change.
The warranty reserve of $72,987 is included in accrued liabilities on the balance sheet as of June 30, 2008. There was no such reserve for the year ending December 31, 2007 and no reductions have been made against the reserve to date. All service charges have been recorded directly to cost of sales.

LipoSonix, Inc.
Notes to Condensed Financial Statements (continued)
Commitments and Contingencies
In the normal course of business, the Company enters into certain purchase agreements with key suppliers. Some of these agreements include purchase commitments or requirements based on the Company’s forecasts over terms specified in the agreement. In the event the forecasts change and result in changes to the purchase commitments or requirements, the Company may incur costs for excess inventory, handling, storage or other costs incurred by the supplier.
The Company entered into employment agreements with two executives that include a bonus commitment of $50,000 each. The bonus is payable upon the employees’ one-year anniversary (December 2008 and February 2009) and is contingent upon the employee remaining an employee of the Company throughout the commitment period.
Revenue Recognition
The Company recognizes revenue according to the provisions of Staff Accounting Bulletin No. 104 (SAB 104), Revenue Recognition in Financial Statements and related authoritative guidance, such as Emerging Issues Task Force No. 00-21 (EITF 00-21), Revenue Arrangements with Multiple Deliverables.
Under the provisions of SAB 104, revenue is generally realized or realizable and earned when all of the following criteria are met:
i.	Persuasive evidence of an arrangement exists;

ii.	Delivery has occurred or services have been rendered;

iii.	The seller’s price to the buyer is fixed or determinable; and

iv.	Collectability is reasonably assured.
All of the Company’s sales are made to third-party distributors. Distributors are required to have a fully executed distributor agreement (an “Agreement”) in place with the Company prior to the shipment of product. The Agreement identifies shipment terms as FCA Manufacturer’s Plant (shipping point), whereby the Company is obligated and at risk until it provides the shipment to the carrier at the Company’s facility. There are no rights of return, aside from the standard, limited warranty, and there are no repurchase agreements in place. Prices are established by reference to a price list within the Agreement. The Company evaluates distributors prior to entering into an Agreement, and the Company performs a credit review prior to rendering credit to a distributor.
The Company provides installation training to its distributors regarding the operation of the Company’s product. The Company defers the recognition of revenue on sales of its product to distributors until the initial installation training has been provided to the distributor. Deferred revenue related to product sales where the initial installation training had not yet been provided was $140,000 as of June 30, 2008. There was no deferred revenue as of December 31, 2007.
Transducers are considered a stand-alone product. The Company employs a site banking program which allows for customers to receive a transducer at no charge upon reaching a certain number of banked sites. Because of the potential for an additional transducer to be delivered at a future date, the Company defers a portion of the revenue and corresponding cost of sale for each transducer sale based on the estimated number of sites banked per transducer. The deferred

LipoSonix, Inc.
Notes to Condensed Financial Statements (continued)
revenue relating to site banking was $22,500 as of June 30, 2008. There was no deferred revenue as of December 31, 2007.
Income Taxes
The Company accounts for income taxes under the asset and liability method whereby deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.
Effective January 1, 2008, the Company adopted the provisions of FIN 48 which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This pronouncement also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The implementation of FIN 48 did not result in any changes to the Company’s existing reserves for uncertain tax positions.  As of January 1, 2008, the Company did not have any unrecognized tax benefits. There have been no changes to this amount during the six months ended June 30, 2008.
The Company’s tax years remain subject to examination by the relevant tax authorities. Tax returns in the Company’s major tax filing jurisdictions for years since inception are technically subject to future examination by tax authorities given the Company incurred net operating losses since inception that may be utilized to offset income in future periods.
Estimated interest and penalties related to the underpayment of income taxes will be classified as a component of income tax expense when incurred.  The Company did not have any interest or penalties accrued as of June 30, 2008 and December 31, 2007.
Stock-Based Compensation to Nonemployees
The Company recognizes compensation expense for options granted to nonemployees in accordance with the provisions of SFAS 123(R) and Emerging Issues Task Force Issue 96-18,

LipoSonix, Inc.
Notes to Condensed Financial Statements (continued)
Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services, which requires using a fair value option valuation model and remeasuring such stock options to the current fair value until the performance date has been reached. The Company estimates the fair value of its options using a Black-Scholes option valuation model. In the six months ending June 30, 2008 and 2007, the Company recognized expense of $468,215 and $6,150, respectively, for share based payments to non-employees.
Preferred Stock Warrants
The Company recognizes other income or expense for changes in the estimated fair value of its outstanding preferred stock warrants in accordance with the provisions of FASB Staff Position No. 150-5 (FSP 150-5), Issuer’s Accounting under FASB Statement No. 150 for Freestanding Warrants and Other Similar Instruments on Shares That Are Redeemable. For the six months ending June 30, 2008, the Company recognized other expense of $1.1 million for the increase in the estimated fair value of its outstanding preferred stock warrants. There was no such expense recognized in the prior year comparable six month period.
Reclassifications
Certain amounts in the 2007 consolidated financial statements have been reclassified to conform with the 2008 presentation.
Recently Issued Accounting Pronouncements
In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value under generally accepted accounting principles, and expands disclosure relating to fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and for interim periods within those fiscal years. The Company adopted SFAS No. 157 as of January 1, 2008. The adoption of SFAS No. 157 did not have a material effect on the Company’s financial statements as of and for the six months ended June 30, 2008.
 In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Statements and Financial Liabilities, which provides companies with an option to report selected financial assets and liabilities at fair value. SFAS No. 159 requires companies to provide additional information that will help investors and other users of financial statements to more easily understand the effect of the company’s choice to use fair value on its earnings. It also requires entities to display the fair value of those assets and liabilities for which the company has chosen to use fair value on the face of the balance sheet. The new Statement does not eliminate disclosure requirements included in other accounting standards, including requirements for disclosures about fair value measurements included in FASB Statements No. 157, Fair Value Measurements, and No. 107, Disclosures about Fair Value of Financial Instruments. The Company adopted SFAS No. 159 as of January 1, 2008, and the Company has not elected to exercise the fair value irrevocable option. The adoption of SFAS No. 159 did not have a material effect on the Company’s financial statements as of and for the six months ended June 30, 2008.

LipoSonix, Inc.
Notes to Condensed Financial Statements (continued)
In June 2007, the EITF reached a consensus on EITF 07-03, Accounting for Nonrefundable Advance Payments for Goods or Services to Be Used in Future Research and Development Activities. EITF 07-03 concludes that non-refundable advance payments for future research and development activities should be deferred and capitalized until the goods have been delivered or the related services have been performed. If an entity does not expect the goods to be delivered or services to be rendered, the capitalized advance payment should be charged to expense. This consensus is effective for financial statements issued for fiscal years beginning after December 15, 2007, and interim periods within those fiscal years. Earlier adoption is not permitted. The effect of applying the consensus will be prospective for new contracts entered into on or after that date. The Company adopted EITF 07-03 as of January 1, 2008 and it did not have a material effect on the Company’s financial statements as of and for the six months ended June 30, 2008.
3. Debt
In March 2003 and February 2004, the Company entered into loan agreements, which have since been repaid. As part of these agreements, the Company issued warrants to purchase a total of 176,619 shares of the Company’s Series B redeemable convertible preferred stock at an exercise price of $1.39 per share. Warrants are exercisable up to ten years from the date of issuance. When issued, these warrants were valued at $245,740 using the Black-Scholes option pricing model. The value of the warrants was recorded as a warrant liability and debt discount. The debt discount was amortized as interest expense over the term of the underlying loan.
In October 2005, the Company entered into a debt financing agreement to borrow up to $6.0 million. The term of the debt is 36 months (through November 2009) with interest-only payments at a rate of 10% for the first six months and then principal and interest payments over the next 30 months. The debt is secured by the Company’s assets. Upon execution of the agreement, the Company issued 66,780 warrants to purchase the Company’s Series C redeemable convertible preferred stock at a price of $2.47 per share. These warrants are exercisable over a period of ten years from their issue date. At the date of issuance, the warrants were valued at $120,814 using the Black-Scholes option pricing model. The value of the warrants was recorded as a warrant liability and additional paid-in capital. The additional paid-in capital was amortized as other expense over the commitment period, which ended in 2006.
In November 2006, the Company elected to draw $6.0 million under the October 2005 debt agreement. Upon draw-down, the Company issued an additional 66,780 warrants to purchase the Company’s Series C redeemable convertible preferred stock at an exercise price of $2.47 per share. These warrants are exercisable over a period of ten years from their issue date. At the date of issuance, the warrants were valued at $120,000 using the Black-Scholes option pricing model. The value of the warrants was recorded as a warrant liability and as a debt discount. The debt discount is being amortized as interest expense over the term of the debt such that $20,000 was recorded as interest expense in each of the six months ended June 30, 2008 and 2007.

LipoSonix, Inc.
Notes to Condensed Financial Statements (continued)
In November 2007, the Company entered into a convertible debt financing agreement to borrow up to $4.0 million. The debt is secured by the Company’s assets, accrues interest at a rate of 9.0% per year, and has a final payment due upon maturity equal to 3% of the advances. Principal, interest and a final payment are payable in full six months from the date of draw-down, unless converted earlier. Upon execution of the debt agreement, the Company issued 72,850 warrants to purchase the Company’s Series C redeemable convertible preferred stock at an exercise price of $2.47 per share. These warrants are exercisable over a period of ten years from their issue date. At the date of issuance, the warrants were valued at $161,903 using the Black-Scholes option pricing model. The value of the warrants was recorded as a warranty liability and as a debt discount on the balance sheet. Amortization of the debt discount was recorded as interest expense over the term of the debt such that $122,662 of interest expense was recorded for the six months ending June 30, 2008.
In December 2007, the Company elected to draw $4.0 million under the convertible debt agreement. Upon draw-down, the Company issued another 72,850 warrants to purchase the Company’s Series C redeemable convertible preferred stock at an exercise price of $2.47 per share. These warrants are exercisable over a period of ten years from their issue date. At the date of issuance, the warrants were valued at $162,251 using the Black-Scholes option pricing model. The value of the warrants was recorded as a warrant liability and as a debt discount on the balance sheet. Amortization of the debt discount was recorded as interest expense over the term of the debt, such that $131,829 of interest expense was recorded for the six months ending June 30, 2008.
In April 2008, the Company entered into a convertible debt financing agreement to borrow up to $3.0 million. The debt is secured by the Company’s assets, accrues interest at a rate of 9.0% per year, and has a final payment due equal to 3.0% of the advances, if any. Conversion may occur during the term of the debt agreement if the Company enters into an agreement to sell preferred stock with an aggregate sales price not less than $7,000,000 and with the principal purpose of raising capital at a pre-money valuation of not more than $100,000,000 (a “Qualified Equity Financing”), the outstanding principal and interest automatically convert into shares of the preferred stock at the same price and terms as other investors participating in the financing. If the Company enters into an agreement to sell preferred stock that is not a Qualified Equity Financing, the outstanding principal and interest shall be convertible at the option of the lender at the maturity date at the same price and terms as other investors. If no conversion occurs, the principal, interest and a final payment are payable on July 31, 2008. As of June 30, 2008, the Company had borrowed $1.5 million under this agreement.
In connection with the April 2008 debt, the Company issued 151,773 warrants to purchase the Company’s Series C redeemable convertible preferred stock at an exercise price of $2.47 per share. These warrants are exercisable over a period of ten years from their issue date. At the date of issuance, the warrants were valued at $327,394 using the Black-Scholes option pricing model with the following assumptions: risk-free interest rate of 1.40%, volatility of 80%, expected life of ..33 years, and a zero expected dividend yield. The value of the warrants was

LipoSonix, Inc.
Notes to Condensed Financial Statements (continued)
recorded as a warrant liability and as a debt discount on the balance sheet. Amortization of the debt discount was recorded as other expense, representing the commitment period, up until a draw occurred, such that $110,151 was recorded as other expense. Once a draw occurred amortization of the remaining discount was recorded as interest expense over the term of the debt, such that $122,390 of interest expense was recorded for the six months ending June 30, 2008.
4. Income Taxes
Significant components of the Company’s deferred tax asset include the following:

	(unaudited)
	June 30,	December 31,
(in thousands)	2008	2007

Net operating loss carrryforward	$16,300	$14,662
Intangibles	379	—
Depreciation	28	38
Other	406	269
Research and development credit carryforwards	1,387	1,387

Deferred tax asset	18,500	16,356
Less valuation allowance	(18,500)	(16,356)

Net deferred tax asset	$—	$—

As of June 30, 2008, the Company has a federal net operating loss carryforward of $46.6 million and a research and development credit carryforward of $1.4 million that will begin to expire in 2021 if not utilized.
The Tax Reform Act of 1986 contains provisions that may limit the utilization of tax attributes (including net operating loss carryforwards and R&D credits) available to be used to offset taxable income in any given year, in the event of significant changes in ownership interests, as defined in IRC Section 382. Such limitations are triggered by changes in control in ownership of the Company. The amount of such annual limitation is partially based upon the value of the company and upon the applicable risk free interest rate in effect at the time a cumulative change in control occurs. The Company has not quantified the amount of the limitation, if any.
The Company has established a full valuation allowance equal to the amount of its deferred tax asset as the realization of such asset is uncertain. The Company’s effective income tax rate is zero for all periods presented due to the full valuation allowance. The increase in the valuation allowance over the prior year is primarily due to the increase in the NOL carryforward. The

LipoSonix, Inc.
Notes to Condensed Financial Statements (continued)
valuation allowance increased $2.1 million in the six months ended June 30, 2008, primarily as a result of the Company’s net loss.
5. Share Based Compensation
As of June 30, 2008, the Company had granted options and had options outstanding under three stock option plans, the 2001, 2004 and 2008 Stock Option Plans. Effective April 9, 2008, the Company suspended the 2004 Stock Option Plan (the 2004 Plan). As a result of the suspension, no further grants were made under the 2004 Plan and there were no changes to options already granted under the prior stock option plans. 855,676 options reserved for future grant under the 2004 Plan were transferred to the 2008 Stock Option Plan (the 2008 Plan). The 2008 Plan provides for the granting of stock options to employees, directors, consultants and affiliates of the Company and permits granting of both incentive stock options and nonqualified stock options. Options are granted at the estimated fair value at the date of grant as determined by the Company’s board of directors (the Board). Terms also are determined by the Board, but generally options expire four years from the date of grant and vest over a four year period from the vesting commencement date with 25% vesting upon the first year anniversary of the grant and on a monthly pro rata basis thereafter. Vesting may be accelerated such that 50% of the options shall vest and become immediately exercisable in the event of a change in control where the Plan is not assumed, continued, or canceled for consideration provided to the grantee, or if the grantee’s employment with the Company constructively terminates involuntarily or terminates without cause within one year of a change in control. As of June 30, 2008, no options had been exercised under the 2008 Plan.
Effective January 1, 2006, the Company adopted SFAS No. 123(R), Share-Based Payment (SFAS 123(R)), which requires recognition of compensation expense for all share-based payment transactions based on the estimated fair value of the equity or liability instrument issued to employees and directors. SFAS 123(R) requires companies to estimate the fair value of share-based payments on the date of grant using an option pricing model. The value of the portion of the award that is ultimately expected to vest, net of estimated forfeitures, is recognized as an expense over the underlying service period on a straight-line basis. In accordance with SFAS 123(R), estimated forfeirtures are revised, if necessary, in subsequent periods if actual forfeitures differ from the estimate.
The Company estimates the fair value of its options using a Black-Scholes option valuation model, which requires the use of highly subjective assumptions. For the six months ended June 30, 2008, the following assumptions were used: 1.40% risk free interest rate, expected life of 4 years, 0% expected dividend and volatility of 80%.
As of June 30, 2008, total unrecognized compensation cost relating to employee stock option awards was approximately $670,000 and the related weighted-average period over which it is expected to be recognized is approximately 2.20 years.

LipoSonix, Inc.
Notes to Condensed Financial Statements (continued)
A summary of the Company’s stock option activity follows:

	Authorized	Number of	Weighted-
	Shares	Options	Average
	Available	Outstanding	Exercise Price

Balance at December 31, 2007 (1,669,825 shares exercisable)	877,676	2,597,552
Granted	(332,250)	332,250	$0.69
Exercised	—	(162,964)	0.28
Forfeited	10,000	(10,000)	0.42

Balance at June 30, 2008 (1,723,467 shares exercisable)	555,426	2,756,838

The intrinsic value of options exercised during the six months ended June 30, 2008 was approximately $28,000.
The following is a summary of options outstanding at June 30, 2008:

		Weighted-
		Average
		Remaining
	Number	Contractual Life
Exercise Price	Outstanding	(years)	Exercisable

$0.10	622,979	1.29	622,979
0.17	37,500	2.81	37,500
0.25	992,490	6.40	882,099
0.27	289,044	7.54	124,394
0.35	154,075	8.54	53,495
0.42	328,500	9.35	3,000
0.69	332,250	4.42	—

	2,756,838		1,723,467

As of June 30, 2008, the outstanding options have a weighted-average exercise price of $0.30, a remaining contractual life of 5.55 years, and an intrinsic value of $1,720,363.
As of June 30, 2008, the exercisable options have a weighted-average exercise price of $0.20, a remaining contractual life of 4.61 years, and an intrinsic value of $211,382.
Through June 30, 2008, employees exercised options to acquire 162,964 shares of the Company’s common stock. In 2007, employees exercised options to acquire 80,992 shares of the Company’s common stock. The exercises included options that had not vested and, as a result, the Company holds a call option to repurchase the unvested shares at the option exercise price in the event an employee terminates employment with the Company prior to the shares vesting. Of these early exercises, 27,854 and 14,979 shares are subject to repurchase by the Company at June 30, 2008 and December 31, 2007, respectively.

LipoSonix, Inc.
Notes to Condensed Financial Statements (continued)
6. Subsequent Event
On July 1, 2008, the Company was acquired by Medicis Pharmaceutical Corporation (“Medicis”), a leading specialty pharmaceutical company that focuses on the development and marketing of products in the United States for the treatment of dermatological, aesthetic and podiatric conditions. Medicis also markets products in Canada for the treatment of dermatological and aesthetic conditions.
Medicis, whose headquarters are in Scottsdale, Arizona, offers a broad range of products addressing various conditions or aesthetic improvements including facial wrinkles, acne, fungal infections, rosacea, hyperpigmentation, photoaging, psoriasis, seborrheic dermatitis and cosmesis (improvement in the texture and appearance of skin). Medicis currently offers 18 branded products, including its primary brands PERLANE®, RESTYLANE®, SOLODYN®, TRIAZ®, VANOS® and ZIANA®.
Under terms of the transaction, unvested options immediately vested in accordance with change in control provisions and all preferred stock, vested options, including those that were accelerated, and warrants outstanding were converted to common shares such that 27,826,194 common shares were outstanding. For those shares, Medicis paid $150.0 million in cash less cash needed to pay-off the Company’s outstanding debt of $9.5 million and approximately $3.1 million of transaction costs.
In addition, Medicis will pay the Company’s stockholders certain milestone payments up to an additional $150.0 million upon FDA approval of the Company’s non-invasive body sculpting technology or if various commercial milestones are achieved on a worldwide basis.